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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-4452 and 333-58393 on Form S-8 and in Registration Statement No. 333-42310 on Form S-4 of EGL, Inc. of our report dated March 29, 2000 on the consolidated financial statements of Circle International Group, Inc. as of December 31, 1999 and for each of the two years in the period ended December 31, 1999 appearing in this Annual Report on Form 10-K of EGL, Inc. for the year ended December 31, 2000.



Deloitte & Touche LLP

San Francisco, California
April 2, 2001